UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

SCHEDULE 14C INFORMATION

_____________________

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[x] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[_] Definitive Information Statement

HENRY COUNTY PLYWOOD CORPORATION
(Exact name of registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(4) Date filed:

SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

HENRY COUNTY PLYWOOD CORPORATION
6/F No. 947, Qiao Xing Road
Shi Qiao Town, Pan Yu District
Guangzhou, People’s Republic of China

WE ARE NOT ASKING YOU FOR A PROXY AND
 YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about February 14, 2009, to the holders of record of the outstanding common stock, $0.001 par value per share (the "Common Stock") of Henry County Plywood Corporation, a Nevada corporation (the "Company"), as of the close of business on January 20, 2009 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated January 20, 2009, (the "Written Consent") of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Stockholders"). Except as otherwise indicated by the context, references in this Information Statement to "Company," "we," "us," or "our" are references to Henry County Plywood Corporation.

The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the "Certificate of Amendment") to:

1.

Change our name to "Sino Green Land Corporation"; and

2.

Include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions.

A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Anson Yiu Ming Fong
Anson Yiu Ming Fong
Chairman of the Board

GENERAL INFORMATION

This Information Statement is being first mailed on or about February 14, 2009, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 83,314,851 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On January 15, 2009, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to "Sino Green Land Corporation" is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on January 21, 2009.

Our Board of Directors has decided to amend our Articles of Incorporation to forego the provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, regulating control share acquisitions. Our Board of Directors has determined that remaining subject to these provisions would place unnecessary burdens on the Company in connection with the completion of third party financings, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.

CONSENTING STOCKHOLDERS

On the Record Date, Logo International Holdings Limited and Grand Will Investment Group Limited, each being the record holder of 30,618,207 shares of our Common Stock, together constituting 73.5% of the issued and outstanding shares of our Common Stock, consented in writing to the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the Majority Stockholders were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 780,000,000 shares of Common Stock, par value $0.001 per share. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our Bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

We are also authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any Preferred Stock so issued by our Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

At the close of business on the Record Date, we had 83,314,851 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

On January 15, 2009, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to (i) change our name to "Sino Green Land Corporation" to more accurately reflect our business operations and (ii) include a provision regarding our election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions. The Majority Stockholders approved the Certificate of Amendment pursuant to a Written Consent dated as of January 20, 2009. The proposed Certificate of Amendment is attached hereto as Appendix A.

1.

Name Change

Our current Articles of Incorporation states that the name of the Company is "Henry County Plywood Corporation." Our Board of Directors unanimously approved, subject to stockholder approval, the Certificate of Amendment to change our name to "Sino Green Land Corporation."

Stockholder approval for the Certificate of Amendment changing our name was obtained by Written Consent of stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date. The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Purposes for Name Change

The change of our name to "Sino Green Land Corporation" is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on January 21, 2009.

2.

No Restrictions on Control Share Acquisitions

The Certificate of Amendment unanimously approved by our Board of Directors and by the Majority Stockholders also amends our current Articles of Incorporation to state that the Company elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes (referred to herein as the "Control Share Statue"), restricting certain acquisitions of a controlling interest in a corporation, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. The Control Share Statute applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

The Control Share Statute prohibits an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. The Control Share Statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition, and acquired within 90 days thereof, become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Statute also provides that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

As of the date of this Information Statement, we do not have 100 or more stockholders of record who are Nevada residents, and are therefore not subject to the Control Share Statute, although there can be no assurance that in the future this statute will not apply to us. Our Board of Directors has determined that, should we become subject to the Control Share Statute, it would place unnecessary burdens on the Company in connection with the completion of third party financings, and has thus decided to amend our Articles of Incorporation to specifically forego the provisions of the Control Share Statue.

Potential Anti-takeover Effects of Certificate of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Please see "No Restrictions on Control Share Acquisitions" above for certain anti-takeover effects of our election not to be governed by the Control Share Statute.

Other than these proposals, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. We currently have no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

Other provisions of our Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and management. Our Articles of Incorporation provide that our Board of Directors may issue, without further stockholder approval, up to 20,000,000 shares of Preferred Stock in one or more classes or series within a class. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. According to our Articles of Incorporation, neither the holders of our Common Stock nor the holders of our Preferred Stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our Company by replacing our Board of Directors.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendments to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of January 20, 2009 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 6F No.947, Qiao Xing Road, Shi Qiao Town, Pan Yu District, Guang Zhou, China.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Anson Yiu Ming Fong	Chairman of the Board	Common stock $0.001 par value	38,783,063(3)	46.55%
Chi Ming Leung	Chief Executive Officer	Common stock $0.001 par value	4,082,428(4)	4.90%
Xiong Luo	Chief Operating Officer	Common stock $0.001 par value	30,618,207(5)	36.75%
Yong Qing Ma	Chief Financial Officer	Common stock $0.001 par value	0	*
David Lilja 5353 Manhattan Circle Suite 101 Boulder, Colorado 80303	Director	Common stock $0.001 par value	0	*
All officers and directors as a group (5 persons named above)			73,483,698	88.20%
5% Securities Holders
Grand Will Investment Group Ltd.		Common stock $0.001 par value	30,618,207	36.75%
Logo International Holdings Ltd.		Common stock $0.001 par value	30,618,207	36.75%
Anson Yiu Ming Fong		Common stock $0.001 par value	38,783,063(3)	46.55%
Xiong Luo		Common stock $0.001 par value	30,618,207(5)	36.75%
Lili Mao		Common stock $0.001 par value	30,618,207(5)	36.75%

_____________
* Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

A total of 83,314,851 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of January 20, 2009. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Represents 30,618,207 shares that are held by Mr. Fong indirectly through Grand Will Investment Group Limited, a BVI company owned and controlled by Mr. Fong; 4,082,428 shares that are held indirectly by Mr. Fong’s brother and sister, Kit Ming Fong and Shiu Ming Fong, through Multi Billion Investment Development Limited, a BVI company owned and controlled by them; and 4,082,428 shares that are held indirectly by Mr. Fong’s wife, Wai Yin Cheng, through Long Rich Global Invest Limited, a BVI company owned and controlled by her.

(4)

Represents 4,082,428 shares that are indirectly held by Mr. Leung, through Alpha Fortune Global Develop Limited, a BVI company owned and controlled by him.

(5)

Represents 30,618,207 shares that are jointly held by Xiong Luo and his wife, Lili Mao, indirectly through Logo International Holdings Limited, a BVI company owned and controlled by them.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were incorporated under the laws of the State of Virginia in May 1948 as Henry County Plywood Corporation. We were originally formed for the purchase, sale, lease and manufacture of lumber, and other wood products. On March 3, 2008, our stockholders approved our reincorporation to the State of Nevada and the Amendment of our Articles of Incorporation to increase our authorized capital stock to 780,000,000 shares of common stock and 20,000,000 shares of preferred stock, and we became a Nevada corporation on March 18, 2008. From July 2004 through to the date of our reverse acquisition, discussed below, we were a shell company with no operations and our sole purpose was to locate and consummate a merger or acquisition with a private entity. As a result of the reverse acquisition transaction described below, we now conduct our operations through our wholly owned Chinese subsidiaries, Zhuhai Organic Region Modern Agriculture Ltd. and Guangzhou Organic Region Agriculture Ltd.

Prior to January 15, 2009, we were a shell company and had no operations. On January 15, 2009, we completed a reverse acquisition transaction through a share exchange with Organic Region Group Limited, a British Virgin Islands company ("Organic Region"), whereby we issued to the shareholders of Organic Region, 81,648,554 shares of our Common Stock in exchange for 100% of the issued and outstanding capital stock of Organic Region. Organic Region thereby became our wholly owned subsidiary and its subsidiaries, including Zhuhai Organic Region Modern Agriculture Ltd. and Guangzhou Organic Region Agriculture Ltd., became our subsidiaries.

Upon the closing of the reverse acquisition on January 15, 2009, Michael Friess, our Chief Executive Officer, President and director, submitted his resignation letter pursuant to which he resigned as our director and from all offices of the Company that he held effective immediately. Also on such date, David Lilja, our Chief Financial Officer, Treasurer, Secretary and director, submitted his resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about January 23, 2009. Anson Yiu Ming Fong was appointed to our board of directors effective as of the closing of the reverse acquisition on January 15, 2009. In addition, our board of directors on January 15, 2009 increased the size of our board of directors to three (3) and appointed Chi Ming Leung and Xiong Luo to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Mr. Lilja on the tenth day following the mailing by us of the information statement to our stockholders. In addition, our executive officers were replaced by the Organic Region executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition of Organic Region, we entered into a new business. We are now a vertically integrated agricultural company engaged in the research and development, production, sales and distribution of high-value fruits and vegetables in China. Since inception, Organic Region has grown from a small distributor of various produce to become a large producer of high-value fruits such as Fuji Apples, Emperor Bananas and Tangerine Oranges. In the interim, the Organic Region brand has become highly recognizable and the Organic Region distribution network stretches across China from North to South.

OTHER INFORMATION

For more detailed information about us, including financial statements, and other information about the business and operations of our Company, you may refer to our Current Report on Form 8-K filed on January 21, 2009 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
 (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Henry County Plywood Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I is hereby amended to read: "The name of the Corporation is Sino Green Land Corporation."

ARTICLE X is hereby amended to read: "The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793 and 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to the Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving an acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

73.5%
4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.